UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 21, 2017

Mammoth Energy Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware		32-0498321
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)
001-37917
(Commission File Number)
14201 Caliber Drive Suite 300 Oklahoma City, Oklahoma		73134
(Address of principal executive offices)		(Zip Code)
(405) 608-6007
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 CFR 240.13e-4(c))

Item 5.02(b). Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 21, 2017, André Weiss, a member of the board of directors (the “Board”) of Mammoth Energy Services, Inc. (the “Company”), informed the Company that he was resigning as a member of the Board effective on that date. The Company does not believe that Mr. Weiss’ resignation was the result of any disagreement with the Company on any matter relating to its operations, policies or practices. Prior to his resignation, Mr. Weiss also served on the Board’s Audit Committee and Compensation Committee. Effective upon Mr. Weiss’ resignation, his unvested restricted stock units granted under the Company’s 2016 Equity Incentive Plan were forfeited.

Effective June 26, 2017, the Board appointed James D. Palm to fill the vacancies on the Board and the Board’s Audit Committee and Compensation Committee created by Mr. Weiss’ resignation. As provided in the Company’s bylaws, Mr. Palm will serve until the next Annual Meeting of the Company’s Stockholders or until his earlier death, resignation, retirement, disqualification or removal. The Board determined that Mr. Palm qualifies as an independent director under the NASDAQ Global Select Market rules and the applicable rules and regulations under the Securities Exchange Act of 1934, as amended, for purposes of serving on the Board and each such committee.

Mr. Palm most recently served as a director of Gulfport Energy Corporation (“Gulfport”) from February 2006 and as Chief Executive Officer of Gulfport from December 2005, in each case until his retirement in February 2014. Prior to joining Gulfport, Mr. Palm pursued oil and gas investments primarily in Oklahoma, the Texas Panhandle and Kansas as the manager and owner of Crescent Exploration, LLC, a company he founded in 1995. Mr. Palm currently serves as a member of the Industry Advisory Committee of the Oklahoma Corporation Commission. From October 2001 through October 2003, Mr. Palm served as the Chairman of the Oklahoma Energy Resources Board. From 1997 through 1999, Mr. Palm served as the President of the Oklahoma Independent Petroleum Association. Mr. Palm received a Bachelor of Science degree in Mechanical Engineering in 1968, and a Masters in Business Administration in 1971, both from Oklahoma State University.

In connection with Mr. Palm’s appointment to the Board, Mr. Palm will be entitled to receive the cash compensation and equity awards generally given to the Company’s non-employee directors for their services on the Board and its committees as disclosed in the Company’s Definitive Proxy Statement on Form 14A, filed by the Company with the Securities and Exchange Commission on April 28, 2017.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MAMMOTH ENERGY SERVICES, INC.
Date:	June 27, 2017	By:	/s/ Mark Layton
Mark Layton
Chief Financial Officer and Secretary